Registration No. 811-10401

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[  ]              Preliminary Information Statement
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Trust for Professional Managers
(Name of Registrant As Specified In Its Charter)

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COLLINS ALTERNATIVE SOLUTIONS FUND
A SERIES OF TRUST FOR PROFESSIONAL MANAGERS
615 EAST MICHIGAN STREET
MILWAUKEE, WI 53202

____________________________
INFORMATION STATEMENT

NOTICE OF APPOINTMENT OF NEW SUB-ADVISER

A Notice of Internet Availability of this Information Statement is being mailed on or about December 10, 2013 to shareholders of record as of October 31, 2013 (the “Record Date”).  The Information Statement is being provided to shareholders of the Collins Alternative Solutions Fund (the “Fund”), a series of Trust for Professional Managers (the “Trust”), a Delaware statutory trust with principal offices located at 615 East Michigan Street, Milwaukee, WI 53202, in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund, the Trust and the investment adviser to the Fund, Collins Capital Investments, LLC (the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of November 14, 2012.  The exemptive order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board of Trustees” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, provided that an Information Statement (or a Notice of Internet Availability of Information Statement) is sent to shareholders of the Fund.  The Board of Trustees reviews the Fund’s sub-advisory agreements annually.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
THIS INFORMATION STATEMENT
This Information Statement is available at www.collinsalternativefunds.com.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with preparing and distributing this Information Statement.  One Notice of Internet Availability of this Information Statement may be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from a shareholder.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY VISITING THE FUND’S WEBSITE AT WWW.COLLINSALTERNATIVEFUNDS.COM, BY WRITING TO THE FUND, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201, OR BY CALLING (TOLL-FREE) 1-855-55-ALT-MF.

THE ADVISER AND ITS ADVISORY AGREEMENT

Pursuant to an Investment Advisory Agreement dated April 24, 2012 (the “Advisory Agreement”), between the Trust, on behalf of the Fund, and the Adviser, a Delaware limited liability company headquartered at 806 Douglas Road, Suite 570, Coral Gables, Florida 33134, the Adviser serves as the investment adviser to the Fund.  The Advisory Agreement was last submitted to a vote of the shareholders of the Fund on April 30, 2012.  The Advisory Agreement continues in effect for an initial period of two years, and subsequently from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Fund’s outstanding voting securities, and by the vote of a majority of trustees of the Trust who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.  The Advisory Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to the Adviser; and (ii) by the Adviser upon 60 days’ written notice to the Fund.  The Advisory Agreement provides that it will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

The Advisory Agreement provides that the Adviser, in the absence of willful misfeasance, bad faith, negligence, or reckless disregard of its obligations or duties under the Advisory Agreement, will not be subject to liability to the Trust or the Fund or any shareholder of the Fund for any act or omission in the course of, or in connection with, rendering services under the Advisory Agreement or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.  In addition, each party to the Advisory Agreement is indemnified by the other against any loss, liability, claim, damage or expense arising out of the such indemnified party’s performance or non-performance of any duties under the Advisory Agreement, except in the case of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of it obligations and duties.

The Fund compensates the Adviser for its services at the annual rate of 1.95% of its average daily net assets.  From the Fund’s management fees, the Adviser pays each of the Fund’s sub-advisers a sub-advisory fee.  The Adviser currently utilizes six sub-advisers, all of whom are currently active in managing the Fund.  Under the Advisory Agreement, the Adviser monitors the performance of the sub-advisers on an ongoing basis.  Factors the Adviser considers with respect to each sub-adviser include, among others:

•	the qualifications of the sub-adviser’s investment personnel;
•	the sub-adviser’s investment philosophy and process; and
•	the sub-adviser’s long-term performance results.

Each sub-adviser serves pursuant to a separate sub-advisory agreement between the Adviser and the sub-adviser under which the sub-adviser manages a portion of the Fund’s investment portfolio allocated to it by the Adviser, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT

At a meeting of the Board of Trustees held October 24, 2013 (the “October 2013 Meeting”), the Board of Trustees, including a majority of the trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”), reviewed the various factors relevant to its consideration of the investment sub-advisory agreement between the Adviser and Seven Locks Capital Management LP (“Seven Locks”) (the “Sub-Advisory Agreement”) and the Board of Trustees’ legal responsibilities related to such consideration.  After analysis and discussions of the factors identified below, the Board of Trustees, including a majority of the Independent Trustees, approved the Sub-Advisory Agreement for an initial two-year term.

Nature, Extent and Quality of Services Provided by Seven Locks to the Fund:  The Trustees considered the nature, extent and quality of services to be provided by Seven Locks to the Fund.  The Trustees considered Seven Locks’ specific responsibilities in all aspects of day-to-day management of a portion of the Fund’s assets, as well as the qualifications, experience and responsibilities of Andrew S. Goldman, who would serve as the portfolio manager for the segment of the Fund’s assets managed by Seven Locks, and other key personnel at Seven Locks.  The Trustees concluded that Seven Locks had sufficient quality and depth of personnel, resources, investment methods and compliance policies and procedures essential to performing its duties under the Sub-Advisory Agreement and that the nature, overall quality and extent of the management services to be provided to the Fund were satisfactory and reliable.

Investment Performance of Seven Locks:  In assessing the portfolio management services to be provided by Seven Locks, the Board considered the qualifications, background and experience of the portfolio manager and the performance of a private fund managed by Seven Locks using a similar strategy to that which would be applied to Seven Locks’ segment of the Fund.  The Trustees concluded that the Fund and its shareholders were likely to benefit from Seven Locks’ management.

Costs of Services Provided and Profitability to be Realized:  The Trustees reviewed and considered the sub-advisory fees payable by the Adviser to Seven Locks under the Sub-Advisory Agreement.  Since Seven Locks’ sub-advisory fees would be paid by the Adviser, the overall advisory fee paid by the Fund would not be directly affected by Seven Locks’ sub-advisory fee.  Consequently, the Trustees did not consider the costs of services to be provided by Seven Locks or its profitability from its relationship with the Fund because the Trustees did not consider these factors as relevant.  Based on all these factors, the Trustees concluded that the sub-advisory fees to be paid to Seven Locks by the Adviser were reasonable in light of the services to be provided under the Sub-Advisory Agreement.

Extent of Economies of Scale to be Realized:  Since the sub-advisory fees payable to Seven Locks would not be paid by the Fund, the Trustees did not consider whether the sub-advisory fees should reflect any potential economies of scale that might be realized as the Fund’s assets increase.

Benefits Derived from the Relationship with the Fund:  The Trustees considered the direct and indirect benefits that could be received by Seven Locks from its association with the Fund. The Trustees concluded that the benefits that Seven Locks may receive appear to be reasonable, and in many cases benefit the Fund.

The recommendation to hire Seven Locks was made by the Adviser in the ordinary course of its ongoing evaluation of its sub-advisers.  Importantly, the recommendation to hire Seven Locks to manage a portion of the Fund’s assets was based on an evaluation of the qualifications of Seven Locks’ investment personnel, investment philosophy and process and long-term performance results, among others factors, including the Adviser’s analysis that Seven Locks’ investment strategy is complementary to the investment strategy of the Fund’s other sub-advisers.

Conclusions:  The Trustees considered all of the foregoing factors.  In considering the Sub-Advisory Agreement, the Trustees did not identify any one factor as all important, but rather considered all of these factors collectively in light off the Fund’s surrounding circumstances.  Based on this review, the Trustees  approved the Sub-Advisory Agreement, including the sub-advisory fees, as being in the best interest of the Fund and its shareholders.

INFORMATION REGARDING THE SUB-ADVISORY AGREEMENT

The sub-advisory fees each sub-adviser receives for its services to the Fund are paid from the Adviser’s management fees.  For the fiscal period ended February 28, 2013, for its services under the investment advisory agreement with the Trust, the Adviser received a management fee of 1.95% of the average net assets of the Fund, computed daily and payable monthly.  The Adviser has contractually committed to waive its management fees and/or reimburse expenses of the Fund to ensure that Total Annual Fund Operating Expenses (exclusive of front-end or contingent deferred loads, taxes, leverage, interest, brokerage commissions, expenses incurred in connection with any merger or reorganization, dividends or interest expenses on short positions, acquired fund fees and expenses or extraordinary expenses such as litigation) do not exceed 2.49% and 2.74% of the Fund’s average annual net assets for Institutional Class shares and Class A shares, respectively, through at least April 30, 2015.  In addition, the Adviser may voluntarily agree to waive a portion of the management fees payable to it above and beyond any amount waived under such agreement.

For the fiscal period ended February 28, 2013, the Fund paid the Adviser $414,600.  The Adviser waived $112,645 in management fees.  The advisory fee after waiver was $301,995.  The fees paid to sub-advisers are individually negotiated between the Adviser and each sub-adviser and may vary.  The aggregate sub-advisory fees paid for the fiscal period ended February 28, 2013 were $203,368 or 0.96% of net assets.

The Sub-Advisory Agreement was approved by the Board of Trustees at the October 2013 Meeting for an initial term of two years.  Thereafter, continuance of the Sub-Advisory Agreement will require annual approval by the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and by the vote of a majority of the Trustees who are not parties to the Sub-Advisory Agreement or interested persons of any such party.  The Sub-Advisory Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees, by the Adviser or by the vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to Seven Locks, and (ii) by Seven Locks upon 60 days’ written notice to the Fund and the Adviser.  The Sub-Advisory Agreement provides that it will terminate automatically in the event of its “assignment” within the meaning of the 1940 Act, except as otherwise provided by applicable law or the exemptive order.

Other than the effective and renewal dates, and the rate of compensation paid by the Adviser to particular sub-advisers, the terms of the Sub-Advisory Agreement are substantially similar to the sub-advisory agreements between the Adviser and the other sub-advisers of the Fund.  The Sub-Advisory Agreement provides that Seven Locks, among other duties, will make all investment decisions for the portion of the Fund’s assets allocated to Seven Locks as described in the Fund’s prospectus.  Seven Locks, subject to the supervision of the Board of Trustees and the Adviser, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of the portion of the Fund’s assets allocated to Seven Locks.  Seven Locks also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Fund’s assets.

The Sub-Advisory Agreement provides that the Adviser will compensate Seven Locks on the basis of current net assets of that portion of the Fund’s portfolio allocated to Seven Locks.  The Adviser compensates Seven Locks from the management fees that it receives from the Fund.  Seven Locks generally will pay all expenses it incurs in connection with its activities under the Sub-Advisory Agreement, other than the costs of the Fund’s portfolio securities and other investments.

INFORMATION ABOUT SEVEN LOCKS CAPITAL MANAGEMENT LP

Seven Locks is a Delaware limited partnership with principal offices located at 237 Park Avenue, 9th Floor, New York, New York 10017, and is an SEC-registered investment adviser.  Seven Locks commenced operations in 2008 and serves as the investment manager for a number of related private investment funds.  As of October 31, 2013, Seven Locks had approximately $121 million in regulatory assets under management.

The following table provides information on the principal executive officers and directors of Seven Locks

Name and Address*	Title and Principal Occupation
Andrew S. Goldman	Managing Partner, Chief Investment Officer and Founder
Scott R. Donnelly	Chief Compliance Officer and Chief Financial Officer
* The principal mailing address of each individual is that of Seven Locks’ principal offices as stated above.

Seven Locks’ general partner is Seven Locks Capital, LLC whose managing member is Andrew S. Goldman.  Seven Locks Capital LLC is also a general partner to Seven Locks GP Holdings LLC and Seven Locks Enhanced GP Holdings LLC.  Seven Locks Capital LLC is located at 237 Park Avenue, 9th Floor, New York, New York 10017.  Andrew S. Goldman beneficially owns over 99% of Seven Locks.

Andrew S. Goldman serves as the portfolio manager responsible for the management of the portion of the Fund’s portfolio managed by Seven Locks.  Mr. Goldman has served as Managing Partner and Chief Investment Officer since he founded Seven Locks in 2008.  Prior to founding Seven Locks, Mr. Goldman was Portfolio Manager of the US value with catalyst team at Magnetar Capital, running a multi-billion dollar portfolio of equity and credit investments and a team of six investment professionals.  Mr. Goldman joined Magnetar prior to launch in 2005 and was an active participant in the critical aspects of building the business prior to its launch.  Prior to Magnetar, Mr. Goldman was a Senior Analyst at Rockbay Capital, which he joined prior to launch in 2002 and helped to build from $34 million in assets under management at launch to more than $1.2 billion in 2005.  Prior to Rockbay, Mr. Goldman was an Analyst in the Mergers & Acquisitions Group at UBS AG.  Mr. Goldman graduated from the University of Pennsylvania with a B.S. in Economics from the Wharton School of Business.

Other Investment Companies Advised or Sub-Advised by Seven Locks.  Seven Locks does not currently act as an adviser or sub-adviser to any registered investment companies having similar investment objectives and policies to those of the Fund.

BROKERAGE COMMISSIONS

For the fiscal period ended February 28, 2013, the Fund paid $30,254 in brokerage commissions.  No brokerage commissions were paid to any affiliated brokers.

For the fiscal period ended February 28, 2013, the Fund did not direct any brokerage transactions to a broker because of research services provided.

ADDITIONAL INFORMATION ABOUT COLLINS ALTERNATIVE SOLUTIONS FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

Quasar Distributors, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as distributor and principal underwriter for the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 North River Center Drive, Suite 302, Milwaukee, WI  53212, provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semi-annual report are available on request, without charge, by writing to Collins Alternative Solutions Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201 or calling (toll-free) 1-855-55-ALT-MF.

RECORD OF BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.  For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed.  As of the Record Date, the following shareholders were considered to be either a control person or principal shareholder of the Fund:

Principal Shareholders of the Fund – Institutional Class
Name and Address	% Ownership	Type of Ownership	Parent Company	Jurisdiction
Charles Schwab & Co., Inc. FBO Its Customers 211 Main Street San Francisco, CA 94105-1905	73.61%	Record	The Charles Schwab Corporation	DE
James M. Collins Foundation 8115 Preston Road, Suite 680 Dallas, TX 75225-6335	8.02%	Beneficial	N/A	N/A
International Investors Ltd. 8115 Preston Road, Suite 680 Dallas, TX 75225-6335	5.34%	Beneficial	N/A	N/A
Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-2052	6.43%	Record	N/A	N/A

Principal Shareholders of the Fund – Class A
Name and Address	% Ownership	Type of Ownership	Parent Company	Jurisdiction
TD Ameritrade, Inc. P.O. Box 2226 Omaha, NE 68103-2226	37.25%	Record	TD Ameritrade Clearing, Inc.	NE
Charles Schwab & Co., Inc. FBO Its Customers 211 Main Street San Francisco, CA 94105-1905	31.84%	Record	The Charles Schwab Corporation	DE
National Financial Services LLC 200 Liberty Street New York, NY 10281-1003	23.87%	Record	N/A	N/A

As of the date of this Information Statement, the Board members and officers of the Trust as a group did not own any outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of the Notice of Internet Availability of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc., is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions from one or more shareholders.  Shareholders sharing an address who are currently receiving a single copy of such documents and who wish to receive a separate copy of such documents may make such request by contacting the Fund in writing at Collins Alternative Solutions Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or by calling 1-855-55-ALT-MF.  Such copies will be delivered promptly upon request.  Shareholders sharing an address who are currently receiving multiple copies of such documents and who wish to receive delivery of a single copy of such documents may make such request by contacting the Fund at the same address or telephone number.

COLLINS ALTERNATIVE SOLUTIONS FUND
A SERIES OF TRUST FOR PROFESSIONAL MANAGERS
615 EAST MICHIGAN STREET
MILWAUKEE, WI 53202

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

December 10, 2013

This Notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Collins Alternative Solutions Fund (the “Fund”), a series of Trust for Professional Managers (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement.

The Fund and the Trust have made the following material is available for view:

Information Statement

The Information Statement details a recent sub-adviser change related to the Fund.  Specifically, the Board of Trustees of the Trust (the “Board of Trustees”) has approved a new sub-advisory agreement on behalf of the Fund between Collins Capital Investments, LLC (“Collins”), the investment adviser to the Fund, and Seven Locks Capital Management LP.

Collins and the Trust have received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission.  This Manager of Managers Order permits Collins to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval.  The Manager of Managers Order requires that the Information Statement be provided to you.

By sending you this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing you a copy.  You may print and view the full Information Statement on the Fund’s website at www.collinsalternativefunds.com until at least March 10, 2014.  You may request a paper or email copy of the Information Statement, free of charge, by contacting the Fund in writing at Collins Alternative Solutions Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or by calling (toll-free) 1-855-55-ALT-MF by March 10, 2014.  If you do not request a paper or email copy by this date, you may not otherwise receive a copy.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.